                         SECURED NOTE PURCHASE AGREEMENT

                  This SECURED NOTE PURCHASE AGREEMENT ("Agreement") is entered into as of this 3rd day of February, 1997 between American Film Technologies, Inc., 300 Park Avenue, 17th Floor, New York, New York 10022 (the "Company"), and Floyd Abrams, c/o Cahill, Gordon & Reindel, 80 Pine Street, New York, New York 10005 ("Lender").

                              W I T N E S S E T H:

                  WHEREAS, the Company is in need of additional capital to continue to finance its operations and to continue its business; and

                  WHEREAS, Lender is willing to lend to the Company and the Company is willing to borrow an aggregate amount of One Hundred Thousand Dollars ($100,000) pursuant to a two-year promissory note secured by all of the assets of the Company, bearing interest at a rate of Two Percent (2%) per annum and convertible into common stock of the Company at a rate of Nine cents ($.09) per share, substantially in the form of Exhibit A hereto (the "Note"); and

                  WHEREAS, the Company is willing to sell to the Lender the Note pursuant to the terms thereof and such other terms and conditions as set forth herein; and

                  NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Lender agree as follows:

                  1. Purchase and Sale of the Note. Upon satisfaction of the conditions set forth in Sections 2 and 3 below, the Company shall sell to Lender and Lender shall purchase from the Company the Note (the "Loan").

                  2. Registration Undertaking. The Company agrees to grant Lender "piggyback" registration rights with respect to the One Million One Hundred Eleven Thousand One Hundred and Eleven (1,111,111) shares of the Company's common stock into which the Note is convertible (the "Shares") in accordance with the "Registration Undertaking" attached hereto and made a part hereof as Exhibit "B".

                  3. Conditions Precedent, Delivery of the Note.

                     (a) The obligations of the Company hereunder shall be subject to and conditioned upon the satisfaction of all of the following conditions:

                          (i) The approval by the Company's Board of Directors of this Agreement and the transactions contemplated hereby;

                          (ii) The execution of this Agreement by the parties hereto;

                          (iii) The completion, execution and delivery by the Lender to the Company of the Lender's Questionnaire, attached hereto as Exhibit "C";

                          (iv) The delivery by the Lender to the Company of the principal amount of the Note; and

                          (v) All of the representations and warranties of the Lender contained herein remain true and correct.

                     (b) Upon satisfaction of all of the conditions precedent set forth in Section 3(a) above, the Company shall cause to be delivered to the Lender at the address set forth in Section 8(b) below the Note containing a restrictive legend substantially similar to that set forth in Section 7 below, the Registration Undertaking and a security agreement and related documents to grant to the Lender a first priority security interest on all of the existing assets of the Company substantially in the form as attached hereto as Exhibit "D" (the "Security Agreement"); provided that such security interest shall rank pari passu with a security interest granted or to be granted by Payor to secure repayment of an additional $100,000 note issued by Payor and containing terms substantially identical to the Note (the "Additional Security Interest").

                  4. Representations of the Company. The Company represents and warrants that:

                     (a) upon issuance, the Note will be (i) validly issued, fully paid and nonassessable; and (ii) free of any liens or encumbrances;

                     (b) the Loan has been duly authorized and approved; and

                     (c) the consummation of the Loan as contemplated by this Agreement does not violate the terms of the Company's Certificate of Incorporation or By-Laws.

                     (d) upon the execution of this Agreement, the Security Agreement, and the filing with the appropriate governmental bodies of such other security documents as may be necessary Lender shall receive a first priority security interest on all of the Company's existing assets which shall rank pari passu with the Additional Security Interest pursuant to the terms of a security agreement entered into by the Company and the Additional Holder.

                  Except as expressly set forth above, the Company makes no representations or warranties of any kind or nature to the Lender.

                  5. Representations of Lender. Lender represents and warrants in favor of the Company that:

                     (a) Lender is acquiring the Note and the Shares for its own account, for investment purposes only, and not with a view to or for the Loan, distribution or assignment thereof, in whole or in part;

                     (b) that the offer and Loan of the Note and the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), and under the laws of any other jurisdiction; that the Company does not intend and is under no obligation to so register the Note or the Shares, except as expressly set forth in the Registration Undertaking; that the Note and the Lender will not sell, assign, pledge or otherwise transfer the Shares unless they are subsequently registered under the Act or pursuant to an exemption therefrom; and that legends to the foregoing effect will be placed on the Certificates evidencing the Notes and the Shares;

                     (c) Lender has the financial ability to bear the economic risk of its investment in the Company, including its possible loss, has adequate means of providing for his current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company;

                     (d) Lender has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Note and the Shares;

                     (e) Lender is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended;

                     (f) Lender has been provided an opportunity to obtain information concerning the offering, the Company and all other information to the extent the Company or its representatives possess such information or can acquire it without unreasonable effort or expense;

                     (g) Lender has been given the opportunity to ask questions of and receive answers from the representatives of the Company concerning the Company, the Note and the Shares, the terms and conditions of the Loan and other matters pertaining to this investment, and has been given the opportunity to obtain additional information necessary to verify the accuracy of the information provided in order for it to evaluate the merits and risks of an investment in the Company to the extent the representatives possess such information or can acquire it without unreasonable effort or expense, and has not been furnished any offering literature or prospectus except the SEC Documents, as hereinafter defined;

                     (h) Lender has determined that its investment in the Company through its purchase of the Note is a suitable investment for it and that at this time it can bear a complete loss of its investment;

                     (i) In making his decision to invest in the Company through the purchase of the Note the Lender has relied solely upon independent investigations made by it;

                     (j) Lender has reached the age of majority in the state in which it resides and is a bona fide resident and domiciliary of the state set forth on the signature page.

                     (k) Lender represents and acknowledges that it has received, read and understood the following documents:

                          (i) The Company's Form 10-K Report for its fiscal year ended June 30, 1996;

                          (ii) The Company's Form 10-Q Report for the fiscal quarter ended September 30, 1996; and

                          (iii) The Investment Considerations attached hereto.

(Said documents included in (i), (ii) and (iii) above are hereinafter collectively referred to as the "SEC Documents", attached hereto and made a part hereof as Exhibit "E").

                     (l) Lender is not subscribing as a result of or subsequent to:

                          (i) any advertisement, article, notice or other
communication published in any newspaper, magazine or similar media or broadcast over television or radio; or

                          (ii) any seminar or meeting whose attendees, including
the Lender, had been invited as result of, subsequent to or pursuant to any of the foregoing.

                     (m) Any information which the Lender has heretofore furnished to the Company with respect to its financial position and business experience, including without limitation its Lender Questionnaire, attached hereto as Exhibit "C", is complete and correct as of the date of this Agreement and if there should be any material change in such information at any time prior to or after acceptance of the Loan, the Lender will immediately furnish such revised or corrected information to the Company.

                     (n) Lender and/or Lender's investment advisors, if any, have carefully read and reviewed this Agreement, Exhibit "C" hereto and the SEC Documents and understand the risks of, and other considerations relating to, a purchase of Loan, including, but not limited to, the risks set forth under "Investment Considerations" contained therein. In connection therewith, Lender is aware of the fact that the Company has recently emerged from a Chapter 11 Bankruptcy proceeding, has not engaged in ongoing business operations in almost three years and will need additional financing in order to remain in business and significant additional financing thereafter to implement its business plan.

                     (o) Lender will be the only person with a direct or indirect interest in the Note or the Shares purchased pursuant to this Agreement.

                     (p) Lender acknowledges, represents, agrees and is aware that:

                          (i) no Federal or state agency has passed upon the
Loan or the Note or the Shares issuable in connection therewith or made any findings or determinations as to the fairness of this investment;

                          (ii) there are substantial risks of loss of investment
incidental to the purchase of the Note and the Shares;

                          (iii) the investment is an illiquid investment;

                          (iv) the representations, warranties, agreements,
undertakings and acknowledgments made by the Lender in this Agreement are made with the intent that they be relied upon by the Company and its officers in determining his suitability as a Lender of the Note and the Shares, and shall survive the acceptance by the Company of this subscription, In addition, the Lender agrees to notify the Company immediately of any change in any representation, warranty or other information relating to the undersigned set forth herein;

                          (v) Lender has read and understood the SEC Documents.

                     (q) Lender represents, warrants and agrees in favor of the Company that Lender has determined to make this investment based on its own investigation of the Company and its prospects, that neither the Company nor any of its officers, directors, employees, agents, representatives or attorneys have made any representations to Lender concerning the business or prospects of the Company, that Lender has the business sophistication to determine on its own whether or not to make this investment.

                  6. Indemnification. Lender understands the meanings and legal consequences of the representations and warranties contained in this Agreement and agrees to indemnify and hold harmless the Company and its officers and directors from and against any loss, damage, liability, claim and expense whatsoever, including but not limited to any and all legal expenses, due to or arising out of a breach of any representation or warranty of the Lender, whether contained in this Agreement or the Lender's Questionnaire, or any failure by the Lender to fulfill any covenants or agreements set forth herein or therein or arising out of the Loan or distribution by the Lender of the Note or any Shares in violation of the Act or any applicable state Securities laws. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Lender, the Lender does not thereby or in any other manner waive any rights granted to the Lender under Federal or state securities laws.

                  7. Legend. Lender agrees that all Certificates representing the Shares shall have endorsed thereon the following legend:

                     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS, INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR APPROVED BY ANY FEDERAL OR STATE REGULATORY AGENCY, INCLUDING BUT NOT LIMITED TO THE SECURITIES AND EXCHANGE COMMISSION, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF

THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, INCLUDING BUT NOT LIMITED TO THE ACT, OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE DISCRETION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION OR QUALIFICATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

                  8. MISCELLANEOUS.

                     (a) Finders Fees. The Company and the Lender each acknowledge that he or it has not, directly or indirectly, dealt with anyone acting as a broker, finder or in a similar capacity, or has incurred any obligation for any brokerage, finders' or similar fee or commission in connection with this Agreement or any of the transactions contemplated hereby.

                     (b) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) upon delivery, if personally delivered, sent by commercial over night courier (e.g. Federal Express or DHL), or telefaxed with confirmation copy sent the same day by U.S. mail (postage prepaid); or (ii) upon the expiration of the fifth (5th) business day after deposit, if mailed by , registered or certified U.S. mail return receipt requested, postage prepaid. All notices shall be addressed to each party at the following address:

                  If to the Company:

                           Gerald M. Wetzler
                           Chief Executive Officer
                           300 Park Avenue
                           17th Floor
                           New York, New York 10022

                  With a copy to:

                           Barry L. Burten, Esq.
                           Jeffer, Mangels, Butler & Marmaro LLP
                           2121 Avenue of the Stars
                           10th Floor
                           Los Angeles, CA. 90067

                  If to Lender:

                           Floyd Abrams, Esq.
                           c/o Cahill, Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005

or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this section.

                     (c) Entire Agreement. This Agreement, together with any related documents referred to in this Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter. No amendment, change or modification of this Agreement be valid unless in writing and signed by all of the parties hereto.

                     (d) Waiver. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

                     (e) Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

                     (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     (g) Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Should there be any conflict between any such heading and the section at the head of which it appears, the section and not such heading shall control.

                     (h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. The parties hereby consent to the exclusive jurisdiction of the state or federal courts located in the State of California for the resolution of any disputes arising out of this Agreement.

                     (i) Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal or personal representatives, successors and assigns.

                     (j) Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first set forth above.

                                    AMERICAN FILM TECHNOLOGIES, INC.



                                    By: /s/ Gerald M. Wetzler
                                        -------------------------------------
                                        Gerald M. Wetzler
                                        Chief Executive Officer



                                    By: /s/ Floyd Abrams
                                        -------------------------------------
                                        Floyd Abrams

                               SECURITY AGREEMENT



                  THIS SECURITY AGREEMENT (this "Agreement"), dated as of February 3, 1997, is entered into between AMERICAN FILM TECHNOLOGIES, INC., a Delaware corporation ("Debtor"), with offices at 300 Park Avenue, 17th Floor, New York, New York 10022, and Floyd Abrams ("Secured Party"), with an address of c/o Cahill, Gordon & Reindel, 80 Pine Street, New York, New York 10005.

                  The parties agree as follows:

                  1. DEFINITIONS

                     In addition to the definitions set forth above, the following terms as used in this Agreement shall have the following definitions:

                     1.1 The term "Accounts" means and includes all presently existing and hereafter arising accounts, contract rights, instruments, notes, drafts, documents, chattel paper and all other forms of obligations owing to Debtor arising out of the sale or lease of goods either presently owned by Debtor or acquired with the proceeds received from the issuance of the Note (as defined below) (the "Note Proceeds"), or arising out of the rendition of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Debtor.

                     1.2 The term "the Code" means and refers to the California Uniform Commercial Code, and any and all terms used in this Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

                     1.3 The term "Collateral" means and includes each and all of the following owned by the Debtor as of the date hereof or acquired with the proceeds of the Note:

                     A. Accounts;

                     B. Equipment;

                     C. General Intangibles;

                     D. Inventory;

                     E. any money, deposit accounts or other assets of Debtor in which Secured Party receives a security interest or which hereafter come into the possession, custody or control of Secured Party; and

                     F. all proceeds of any of the foregoing.

                     1.4 The term "Equipment" means and includes all of Debtor's present machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located, along with any of such types of assets acquired by Debtor from the Note Proceeds.

                     1.5 The term "Event of Default" means the occurrence of any one of the events set forth in Section 4 of this Agreement.

                     1.6 The term "General Intangibles" means and includes all of Debtor's present general intangibles and all other presently owned intangible personal property of Debtor (including, without limitation, any and all franchise agreements, rights under franchise agreements, choses or things in action, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than Accounts, along with any of such types of assets acquired by Debtor from the Note Proceeds.

                     1.7 The term "Insolvency Proceeding" means and includes any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with its creditors.

                     1.8 The term "Inventory" means and includes all of Debtor's present inventory in which Debtor has any interest, including, but not limited to, goods held for sale or lease or to be furnished under a contract of service and all of Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, along with any such types of assets acquired by Debtor from the Note Proceeds.

                     1.9 The term "Note" means and refers to that certain Convertible Secured Promissory Note (the "Note"), of even date herewith, in the original principal amount of $100,000, executed by Debtor to the order of Secured Party, and any amendments, modifications, substitutions or restatements of the Note.

                     1.10 The term "Obligations" means and refers to the obligations evidenced by the Note and all Secured Party Expenses which Debtor is required to pay or reimburse by this Agreement.

                     1.11 The term "Secured Party Expenses" means and includes: costs, fees (including reasonable attorneys' fees) and expenses incurred by Secured Party to correct any default or enforce any provision of this Agreement or the Note, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated.

                  2. CREATION OF SECURITY INTEREST

                     2.1 Debtor hereby grants to Secured Party a continuing first priority security interest in all of the Collateral in order to secure prompt repayment of any and all Obligations; provided that such security interest shall rank pari passu with a security interest granted or to be granted by Payor to secure repayment of an additional $100,000 note issued by Payor (the "Additional Note"), such security interest issued or to be issued pursuant to a security agreement containing terms substantially identical to this Agreement (the "Additional Security Agreement").

                     2.2 Until the occurrence of an Event of Default by Debtor under this Agreement, Debtor may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Debtor's business.

                     2.3 Debtor shall execute and deliver to Secured Party, concurrent with Debtor's execution of this Agreement, and at any time or times hereafter at the request of Secured Party, all financing statements, continuation financing statements, fixture filings, security agreements, assignments, endorsements of certificates of title, applications for title, notices, schedules of accounts, letters of authority and all other documents that Secured Party may reasonably request, in form satisfactory to Secured Party, to perfect and maintain perfected Secured Party's security interest in the Collateral.

                  3. EVENTS OF DEFAULT

                     Any one or more of the following events shall constitute an Event of Default by Debtor under this Agreement:

                     3.1 Any Event of Default by Debtor under the Note;

                     3.2 If Debtor, within five (5) days following written notice to Debtor, fails to cure any default in payment, when due and payable or when declared due and payable, of all or any portion of the Obligations owing to Secured Party;

                     3.3 If Debtor, within thirty (30) days following written notice to Debtor, fails to cure any breach of any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement; or

                     3.4 Any Event of Default by Debtor under the Additional Note or the Additional Security Agreement.

                  4. SECURED PARTY'S RIGHTS AND REMEDIES

                     4.1 Upon the occurrence of an Event of Default by Debtor under this Agreement, Secured Party may, at its election, do any one or more of the following, all of which are authorized by Debtor:

                          A. Declare all Obligations immediately due and
payable;

                          B. Require Debtor to assemble the Collateral and to
make the Collateral available to Secured Party as Secured Party may designate. Debtor authorizes Secured Party to enter the premises where the Collateral is located, take and maintain possession of the Collateral or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Secured Party appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                          C. Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

                          D. Sell the Collateral at either a public or private
sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as is commercially reasonable in the opinion of Secured Party.

                     4.2 Secured Party shall give notice of the disposition of the Collateral as follows:

                          A. Secured Party shall give Debtor and each holder of
a security interest in the Collateral who has filed with Secured Party a written request for notice, as well as the holder of the Additional Note, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                          B. The notice shall be personally delivered or mailed,
postage prepaid, to Debtor as provided in Section 6 of this Agreement, at least fifteen (15) calendar days before the date fixed for the sale, or at least fifteen (15) calendar days before the date on or after which the private sale or other disposition is to be made. Notice to persons other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Secured Party;

                          C. If the sale is to be a public sale, Secured Party
shall also give notice of the time and place by publishing a notice one time at least fifteen (15) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

                     4.3 Debtor shall pay all Secured Party Expenses incurred in connection with Secured Party's enforcement and exercise of any of its rights and remedies as herein provided.

                     4.4 Any deficiency which exists after disposition of the Collateral as provided above will be paid by Debtor. Any excess will be returned to Debtor by Secured Party.

                     4.5 Secured Party's rights and remedies under this Agreement and all other agreements shall be cumulative. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any default on Debtor's part shall be deemed a continuing waiver. No delay by Secured Party shall constitute a waiver, election or acquiescence by it.

                  5. NOTICES

                     All notices or demands by any party relating to the Note or this Agreement shall be in writing and either personally served or sent by regular United States mail, postage prepaid, to Debtor or Secured Party at their respective addresses set forth in the first paragraph of this Agreement, as the case may be. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 6 shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail.

                  6. CHOICE OF LAW

                     The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

                  7. GENERAL PROVISIONS

                     7.1 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this

Agreement or any rights hereunder without Secured Party's prior written consent.

                     7.2 Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                     7.3 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                     7.4 This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.


                                DEBTOR:

                                AMERICAN FILM TECHNOLOGIES,
                                INC., a California corporation



                                By: /s/ Gerald M. Wetzler
                                    ----------------------------------
                                Name: GERALD M. WETZLER
                                      --------------------------------
                                Title: CHAIRMAN & CEO
                                       -------------------------------



                                SECURED PARTY:

                                /s/ Floyd Abrams
                                -----------------------------
                                FLOYD ABRAMS

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS, INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR APPROVED BY ANY FEDERAL OR STATE REGULATORY AGENCY, INCLUDING BUT NOT LIMITED TO THE SECURITIES AND EXCHANGE COMMISSION, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, INCLUDING BUT NOT LIMITED TO THE ACT, OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE DISCRETION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION OR QUALIFICATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.


                       CONVERTIBLE SECURED PROMISSORY NOTE


Dated as of February 3, 1997                                        $100,000.00


                  FOR VALUE RECEIVED, the undersigned ("Payor") promises to pay to the order of Floyd Abrams ("Payee"), at c/o Cahill, Gordon & Reindel, 80 Pine Street, New York, New York 10005 or at such other address as the holder of this Note shall from time to time designate, upon presentation of this Note, the principal sum of ONE HUNDRED THOUSAND DOLLARS AND NO CENTS ($100,000.00), plus accrued and unpaid interest, on January __, 1999 (the "Maturity Date"). Except as provided herein, this Note shall bear interest from the date hereof on the unpaid principal amount until paid in full (or until such time as this Note has been converted in full into shares of Payor's Common Stock ("Common Stock") pursuant to the conversion provisions contained elsewhere herein) at the rate of two percent (2%) per annum (the "Note Rate"). The undersigned agrees to pay all accrued interest on the outstanding principal amount of this Note on each of December 31, 1997 and December 31, 1998, and to pay all remaining accrued interest and unpaid principal on the Maturity Date.

                  This Note is made pursuant to that certain Secured Note Purchase Agreement (the "Purchase Agreement"), dated as of January __, 1997, by and among Payor and Payee. Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Agreement.

                  This Note shall be subject to the rights of the following existing and/or future creditors of Payor, each of which Payor hereby acknowledges the existence of:

                           (i) holders of Unsecured Creditor Notes issued by
Payor to Class 7 creditors pursuant to Payor's Third Amended Chapter 11 Plan of Reorganization dated August 21, 1995 (the "Plan Noteholders");

                           (ii) all currently existing trade creditors of Payor
or any such creditor existing prior to the Maturity Date (collectively, with the "Plan Noteholders," the "Senior Creditors").

                  Nothing contained herein shall prevent Payor from making any payments owed to the Senior Creditors when due or any payment to be made to the Senior Creditors upon the voluntary election of Payor; provided that no voluntary prepayment of any obligations owed to the Senior Creditors shall be made during the occurrence of an Event of Default under this Note.

                  Payor shall have the right to prepay all or any portion of the principal sum hereof at any time without penalty; provided that Payor provide Payee with a notice of any such prepayment (a "Prepayment Notice") by personal delivery or first-class mail no later than five (5) business days prior to such prepayment and that Payee has not delivered to Payor a notice of conversion (a "Conversion Notice") with respect to any or all of such amount to be prepaid by personal delivery or first-class mail no later than three (3) business days after receipt of the Prepayment Notice. To the extent that Payee elects only to convert into Common Stock a portion of the amount that Payor elects to prepay pursuant to the Prepayment Notice, Payor shall be entitled to prepay all remaining amounts not to be so converted into Common Stock by Payee.

                  Each payment shall be credited first to accrued interest and the remainder to principal. Principal and interest, whether prepaid or paid on the Maturity Date, shall be payable in lawful money of the United States of America.

                  This Note is secured by that certain Security Agreement (the "Security Agreement"), of even date herewith, by and among Payor, as pledgor, and Payee, as pledgee, pursuant to which Payor has secured its obligations to Payee under this Note by granting to Payee a first priority security interest in all of its assets owned as of the date hereof, any proceeds received from the disposition thereof, and any assets acquired with the proceeds received from the issuance of this Note (and all proceeds thereof); provided that such security interest shall rank pari passu with a security interest granted or to be granted by Payor to secure repayment of an additional $100,000 note issued by Payor and containing terms substantially identical to this Note.

                  The holder of this Note shall have the right, at such holder's option, at any time (subject to Payor's right to prepay all or any portion of this Note described elsewhere herein), to convert all of any portion of the outstanding principal and accrued and unpaid interest of this Note into such number of fully paid and nonassessable shares of Common Stock as shall be provided herein. The holder of this Note may exercise such conversion right by giving a Conversion Notice to Payor of the exercise of such right, in whole or in part, and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by this Note. The number of shares of Common Stock that shall be issuable upon conversion of this Note shall equal the amount of the outstanding principal and accrued interest for which a Conversion Notice is given, divided by a conversion price (the "Conversion Price") equal to $.09 per share.

                  No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the holder would otherwise be entitled, Payor shall round up to the nearest whole share. In the case of a dispute as to the calculation of the number of shares of Common Stock into which this Note or any portion thereof shall be converted (the "Conversion Rate") upon the receipt of a Conversion Notice, Payor's calculation shall be deemed conclusive absent manifest error. In order to convert this Note into full shares of Common Stock, the holder shall surrender this Note, duly endorsed, by overnight courier to the office of Payor, together with the Conversion Notice that it elects to convert the same, the amount of principal and interest to be so converted, and a calculation of the Conversion Rate (with an advance copy of the certificate(s) and the notice by facsimile); provided, however, that Payor shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either this Note is delivered to Payor as provided above, or the holder notifies Payor that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to Payor to indemnify Payor from any loss incurred by it in connection with this Note.

                  Payor shall issue and deliver to Payee promptly after delivery to it of this Note, to such holder at the address of the holder on the records of Payor, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. The date on which notice of conversion is given (the "Date of Conversion") shall be deemed to be the date set forth in such notice of conversion provided that this Note to be converted is received by Payor within five (5) business days thereafter and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If this Note is not received by Payor within five (5) business days after the Date of Conversion, the notice of conversion shall become null and void.

                  Payor shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding principal and accrued and unpaid interest of this Note, Payor will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  In the event of any increase or decrease in the number of the issued shares of Common Stock by reason of a stock dividend, stock split, reverse stock split or consolidation or combination of shares and the like at any time or from time to time throughout the term of this Note such that the holders of outstanding Common Stock shall have had an adjustment made, without payment therefor, in the number of shares of Common Stock owned by them or shall have become entitled or required to have had an adjustment made in the number of shares of Common Stock owned by them, without payment therefor, there shall be a corresponding adjustment as to the number of shares of Common Stock into which this Note is exercisable and to the Conversion Price, with the result that the holder's proportionate share of Common Stock shall be maintained as before the occurrence of such event without change in the aggregate conversion price applicable in the event the holder elected to convert this Note in full (except for any change in the aggregate conversion price exercise price resulting from rounding-off of share quantities or prices).

                  In the event of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of a consolidation or merger of Payor with or into another corporation (other than a merger or consolidation in which Payor is the continuing corporation and which does not result in a reclassification or change of outstanding shares of Common Stock of the class issuable upon the conversion of this Note except where the security holders of Payor are entitled to receive securities of another issuer), or in case of any sale or conveyance to another corporation of the property of Payor as an entirety or substantially as an entirety (any of such events hereinafter referred to as a "Restructuring Event"), Payor shall provide Payee with thirty (30) days prior written notice of the Restructuring Event. Payee shall have the right to convert this Note into shares of Common Stock by delivering a Conversion Notice to Payor no later than five (5) business days prior to the Restructuring Event. In the event Payee fails to deliver the Conversion Notice by such time, Payor shall remain obligated to make any remaining payments owed under this Note and Payee shall retain the right to receive the kind and amount of shares of stock and other securities and property of Payor receivable upon such Restructuring Event by the holder of the number of shares of Common Stock of Payor into which this Note might have been converted immediately prior to such Restructuring Event (to the extent such Restructuring Event does not involve the corporate dissolution or disappearance of Payor), but Payee shall not, absent an express agreement to the contrary with any successor corporation, have the right to receive the kind and amount of shares of stock and other securities and property of any such successor corporation receivable upon such Restructuring Event by the holder of the number of shares of Common Stock of Payor into which this Note might have been converted immediately prior to such Restructuring Event. Any such interest shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions of this Note shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances.

                  Each of the following shall be deemed an "Event of Default":

                           (a) If Payor fails to pay when due, all or any
portion of this Note or the other Obligations (as defined in the Security Agreement) owing to Payee (whether for principal, interest, taxes, reimbursement of Payee's expenses, or otherwise), and as to any of the foregoing, such failure continues for five (5) calendar days after written notice from Payee to Payor;

                           (b) If Payor fails or neglects to perform, keep or
observe any other term, provision, condition, covenant, agreement, warranty or representation contained in this Note, the Security Agreement, the Purchase Agreement, the Registration Undertaking or any other present or future agreement related to the Secured Obligations between Payor and Payee, and as to any of the foregoing, such failure continues for thirty (30) calendar days after written notice from Payee to Payor;

                           (c) If Payor sells or transfers a material portion of
its existing assets outside of the ordinary course of its business without applying the net proceeds from such sale to reduce the outstanding accrued and unpaid interest and principal balance due on this Note;

                           (d) If Payor commences any Insolvency Proceeding (as
defined below); or

                           (e) If any Insolvency Proceeding is commenced against
Payor and which is not dismissed within forty-five (45) days of the date of filing.

                           As used herein, the term "Insolvency Proceeding"
means and includes any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with its creditors.

                  Upon the occurrence of an Event of Default, the whole principal sum (along with any accrued and unpaid interest) shall become immediately due at the option of the holder hereof. Without limiting the foregoing, and in addition thereto, upon the occurrence of an Event of Default, this Note shall thereafter bear interest at an annual rate equal to three percent (3%) above the Note Rate (the "Default Rate"), which sum the parties agree represents a reasonable liquidation of the damages which will be suffered by the holder as a result of late payment.

                  Without limiting the foregoing, and in addition thereto, Payor shall prepay the entire outstanding principal amount of this Note (along with any accrued and unpaid interest to such date), within five (5) business days from the date that Payor raises proceeds in an amount equal to or in excess of $1,500,000 through the offering by Payor of any equity or debt securities to any third party or parties (an "Offering"), whether such Offering is conducted through any underwriter or other intermediary or directly by Payor; provided that Payor shall provide Payee with a Prepayment Notice by personal delivery or first-class mail no later than two
(2) business days following the completion of such Offering and shall not make such prepayment unless Payee has not delivered to Payor a Conversion Notice with respect to any or all of such amount to be prepaid by personal delivery or first-class mail no later than three (3) business days after receipt of the Prepayment Notice. To the extent that Payee elects only to convert into Common Stock a portion of the entire outstanding principal and accrued interest of this Note that Payor is obligated to prepay as a result of the Offering, Payor shall remain obligated to prepay all remaining amounts not to be so converted into Common Stock by Payee.

                  In the event the holder brings suit to enforce its rights under this Note, the prevailing party in such suit shall pay all costs and expenses (including without limitation reasonable attorneys' fees) in connection therewith.

                  No failure to exercise, and no delay in exercising, any right, power or remedy hereunder or under any document delivered to the holder hereof shall impair any right, power or remedy which the holder may have. The rights and remedies of the holder hereof are cumulative and not exclusive of any rights or remedies which the holder would otherwise have. This Note and Payee's rights thereunder shall not be transferable or assignable without the expressed written consent of the Payor.

                  No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by the holder of this Note and Payor and then only to the extent therein specifically set forth.

                  If any one of the provisions of this Note shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California. Payor hereby: (i) agrees that all actions or proceedings relating directly or indirectly hereto shall be litigated in courts located within the State of California, and that, at the option of the holder, the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to the service of process in any such action or proceeding by personal delivery, by certified or registered mail directed to Payor at the address set forth below, or by any other method permitted by law; and (iii) waives any and all rights Payor may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

                                     AMERICAN FILM TECHNOLOGIES, INC. a
                                     California corporation



                                     By: /s/ Gerald M. Wetzler
                                        --------------------------------
                                     Name:
                                          ------------------------------
                                     Title: CHIEF EXECUTIVE OFFICER
                                            ----------------------------

                                     300 Park Avenue, 17th Floor
                                     New York, New York  10022